UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2018
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On March 7, 2018, the Board of Directors of ACCO Brands Corporation (the “Company”), upon the recommendation of the Company’s Governance and Nominating Committee, elected Ronald M. Lombardi as a director of the Company effective March 8, 2018. Mr. Lombardi is expected to serve until the 2018 Annual Meeting, where he is expected to be included as one of the director nominees for election at the 2018 Annual Meeting, or until his successor is duly elected and qualified. Mr. Lombardi’s election fills a vacancy on the Company’s Board of Directors.

Mr. Lombardi is Chairman, President and Chief Executive Officer of Prestige Brands Holdings, Inc., which markets and distributes brand-name, over-the-counter healthcare and household cleaning products throughout the United States and Canada, Australia, and in certain other international markets. He was elected Chairman of the Board of Prestige Brands in May 2017 and has served as a director and as President and Chief Executive Officer since June 2015. Prior to this role, Mr. Lombardi served as Prestige Brands’ Chief Financial Officer from December 2010 until November 2015. Previously, Mr. Lombardi had served as Chief Financial Officer of Medtech Group Holdings, a components and contract medical device manufacturer, from October 2010 to December 2010, and as Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business, from October 2009 to October 2010. Mr. Lombardi also served as Chief Operating Officer of Cannondale Sports Group, a sporting goods and apparel manufacturing company, from August 2008 to October 2009 and as its Senior Vice President and Chief Financial Officer from March 2004 to August 2008.

There are no arrangements or understandings between Mr. Lombardi and any other person pursuant to which he was elected as a director to the Company. Mr. Lombardi does not have an interest in any related party transactions required to be reported under Item 404(a) of Regulation S-K. The Board of Directors has determined that Mr. Lombardi is independent under the requirements of the New York Stock Exchange and the Company’s Corporate Governance Principles. Mr. Lombardi will receive the same compensation as is paid to other non-employee directors of the Company. As of his appointment to the Board of Directors, Mr. Lombardi did not beneficially own any common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	March 9, 2018	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President,
General Counsel and Corporate Secretary